Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(393,955)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(121,165)
Dividend Income	40,544
Interest Income	8,566
Total Income (Loss)	$(466,010)

Expenses
General Partner Management Fees	$8,054
Professional Fees	18,701
Brokerage Commissions	306
Directors' Fees and Insurance	974
License Fees	201
Total Expenses	$28,236
Net Income (Loss)	$(494,246)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/26	$16,479,925
Net Income (Loss)	(494,246)

Net Asset Value End of Month	$15,985,679
Net Asset Value Per Share (2,800,000 Shares)	$5.71

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596